Exhibit 99.1

April 29, 2025

Liberty Media Corporation to Present at J.P. Morgan Global Technology, Media and Communications Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Media Corporation (“Liberty Media”) (NASDAQ: FWONA, FWONK, LLYVA, LLYVK) announced that Derek Chang, President and CEO of Liberty Media, will be presenting at the J.P. Morgan Global Technology, Media and Communications Conference on Tuesday, May 13th at 11:30 a.m. E.T. in Boston. During his presentation, Mr. Chang may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media website at https://www.libertymedia.com/investors/news-events/ir-calendar to register for the webcast. An archive of the webcast will also be available on this website after appropriate filings have been made with the SEC.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in media, sports and entertainment businesses. Those businesses are attributed to two tracking stock groups: the Formula One Group and the Liberty Live Group. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) include Liberty Media’s subsidiaries Formula 1 and Quint, and other minority investments. The businesses and assets attributed to the Liberty Live Group (NASDAQ: LLYVA, LLYVK) include Liberty Media’s interest in Live Nation and other minority investments.

Liberty Media Corporation
Shane Kleinstein, 720-875-5432

Source: Liberty Media Corporation